STRATEGIC COOPERATION
MEMORANDUM OF UNDERSTANDING

Dated 15 March 2026

This Memorandum of Understanding (**"MOU"**) is entered into between:

(1)	**LING TIUNG LENG, DATO' (STANLEY LING)**, IC No. 650517-13-5413, of No. 46, Jalan Khun Phin, 4½ Mile Jalan Penrissen, 93250 Kuching, Sarawak, being the 100% shareholder of PPG (the **"Vendor"**); and
(2)	**MOBILE-HEALTH NETWORK SOLUTIONS**, Registration No. CT-313720, a company incorporated in the Cayman Islands with its registered office at 2 Venture Drive, #07-08 Vision Exchange, Singapore 608526 (the **"Purchaser"**).

The Vendor and the Purchaser are each referred to as a **"Party"** and together as the **"Parties"**.

1. Background

(a) MHNS is a Nasdaq-listed company seeking to expand into AI-driven digital infrastructure and health technology.

(b) The Vendor, through PPG, is in the process of securing licences, land, and assets for AI data centers in Kuching and Bintulu, Sarawak, Malaysia.

(c) The Parties previously entered into an agreement on 19 November 2025 regarding the acquisition of 100% of PPG and its subsidiaries, ProjectCo1 and ProjectCo2.

(d) This MOU updates that earlier understanding to reflect the current restructuring plan and funding structure for the AI Data Center projects.

2. Transaction Overview

The Parties intend to proceed on the following basis. All matters set out in this Clause 2 are indicative only and are subject to the negotiation, finalisation, and execution of a formal Definitive Share Purchase Agreement (**"SPA"**) and do not constitute any binding commitment on either Party:

(a) Asset Acquisition. The Purchaser will acquire 100% of PPG from the Vendor, including the PPG Grid and all associated AI Data Center assets.

(b) Capital Injection. The Vendor will facilitate a capital injection of MYR500 million for the construction of the AI Data Centers.

(c) Equity to Vendor. In exchange for the PPG assets and the MYR500 million capital injection, the Vendor will receive a 65% equity stake in MHNS. The existing MHNS founders will retain majority voting control through their Class B shares. Any issuance of shares to the Vendor shall be subject to all applicable laws and regulations, including but not limited to Nasdaq listing rules, Cayman Islands corporate law, applicable securities regulations, and any requisite approvals from regulatory authorities, shareholders, or other relevant bodies as may be required at the time of issuance.

(d) Purchaser's Commitment. As part of the transaction, the Purchaser will independently raise at least USD100 million to demonstrate financial capacity.

3. Exclusivity

While this MOU is in effect, the Vendor will not negotiate or enter into any agreement with any third party regarding the sale or transfer of PPG shares or the PPG Grid assets.

4. Confidentiality

The Parties agree to keep the terms of this MOU and all related discussions confidential. This obligation survives termination of this MOU for three (3) years.

5. Non-Binding Nature

This MOU is **non-binding** and does not oblige either Party to complete the transaction. Nothing in this MOU creates any legal obligation to transfer shares, inject capital, or issue equity. All such steps are subject to the execution of the Definitive SPA and all necessary regulatory and third-party approvals.

The provisions of Clauses 3 (Exclusivity), 4 (Confidentiality), 6 (Governing Law), and this Clause 5 are legally binding.

6. Governing Law and Disputes

This MOU is governed by the laws of Singapore. Any dispute that cannot be resolved amicably within 30 days shall be referred to arbitration under the SIAC Rules, with Singapore as the seat of arbitration.

7. General

This MOU may be terminated by either Party on 14 days' written notice. It will automatically terminate upon execution of the Definitive SPA. This MOU may be signed in counterparts, including electronically.

SIGNED by the Parties on the date stated above.

THE VENDOR	**THE PURCHASER**
______________________________	______________________________
Ling Tiung Leng, Dato' (Stanley Ling)	Authorised Signatory
IC No. 650517-13-5413	Mobile-Health Network Solutions
	Reg. No. CT-313720
Date: 15/03/2026	Date: 15/03/2026